Exhibit A - Calculation of Registration Fee



US Plus Fund:

Aggregate price of 12,383,573 shares sold
$141,308,413

Less, aggregate price of 12,335,720 shares sold
(142,504,032)
(1,195,619)



Us Short Fund:

Aggregate price of 10,631,219 shares sold
$89,542,327

Less, aggregate price of 9,810,167 shares sold
(82,360,259)
7,182,068


OTC Plus Fund:

Aggregate price of 28,545,895 shares sold
$325,380,424

Less, aggregate price of 27,808,359 shares sold
(320,052,700)
5,327,724



OTC/ Short Fund:

Aggregate price of 35,233,130 shares sold
$301,561,469

Less, aggregate price of 32,946,269 shares sold
(280,640,109)
20,921,360


U.S. Government Money Market Fund:

Aggregate price of 198,662,995 shares sold
$198,662,995

Less, aggregate price of 189,292,611 shares sold
(189,292,611)
9,370,384


Japan/Short Fund:

Aggregate price of 118,595 shares sold
$1,185,162

Less, aggregate price of 118,595 shares sold
(1,175,390)
9,772


Japan/Long Fund:

Aggregate price of  71,130 shares sold
$663,296

Less, aggregate price of 71,130 shares sold
(631,312)
31,984

TOTAL:

Total aggregate price of 285,646,537 shares sold
$1,058,304,086

Less, total aggregate price of 272,382,851 shares sold
(1,016,656,413)
41,647,673

Fee at 1/36 of 1%       $11,578.05